UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

VARONIS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors (the “Board”) of Varonis Systems, Inc. (the “Company”) increased the number of directors on the Board from 9 to 11 and elected Carlos Aued as a Class II director and Avrohom J. Kess as a Class III director to serve until their respective successor is elected and has qualified. Mr. Kess was also appointed as a member of the Compensation Committee of the Board.

Mr. Aued served as Leader of Systems Architect/Systems Engineers in a number of verticals, including healthcare, retail, financial, education and public sector over the last 25 years at Cisco Systems, Inc. Prior to that, Mr. Aued held pre-sales technology leadership positions with a number of companies including Micom, Unisys and BayNetworks.

Mr. Kess has been Vice Chairman and Chief Legal Officer of The Travelers Companies, Inc. since December 2016. Prior to that, Mr. Kess was a partner, member of the Corporate Department and Head of the Public Company Advisory Practice at the law firm of Simpson Thacher & Bartlett LLP, which he joined in 1995.

Messrs. Aued and Kess will receive compensation in accordance with Company’s current director compensation program, which was disclosed in the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 12, 2021.

Mr. Aued’s daughter, Alexa Kusovitsky, has been employed by the Company since 2014 and her total compensation in 2021 was approximately $163,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: January 19, 2022	By:	/s/ Guy Melamed
	Name:	Guy Melamed
	Title:	Chief Financial Officer and Chief Operating Officer